[PARKER CHAPIN FLATTAU & KLIMPL, LLP]
                                  [Letterhead]


                                                                   July 28, 1997

Star Multi Care Services, Inc.
99 Railroad Station Plaza
Hicksville, New York   11801

Gentlemen:

           This opinion is rendered to you in connection with the filing by Star Multi Care Services, Inc. ("Star"), a New York corporation, of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of up to 1,021,052 shares (the "Shares") of Star's common stock, par value $.001 per share, in connection with the proposed merger (the "Merger") of EFCC Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Star, into Extended Family Care Corporation ("EFCC"), a New York corporation, pursuant to the Agreement and Plan of Merger among Star, Merger Sub and EFCC, dated as of January 3, 1997, as amended on April 6, 1997 (the "Merger Agreement"), and the transactions related thereto.

           In rendering this opinion we have examined, among other things, the Merger Agreement, the Certificate of Incorporation and By-laws of Star and such other corporate documents and records as we have deemed necessary or appropriate. We have also made such examination of law as we have deemed necessary or appropriate. As to any facts material to such opinion, we have, to the extent that relevant facts were not established by use, relied upon certificates and statements of public officials and officers and other representatives of Star. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the accuracy and conformity with original documents of documents submitted to us as copies.

           Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.

                                             Very truly yours,


                                         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP